EXHIBIT 99.1




                             DATED NOVEMBER 13, 1999


                              GOLDEN TELECOM, INC.



              1,250,000 SHARES OF COMMON STOCK, PAR VALUE $.01 EACH




                        ---------------------------------

                             SUBSCRIPTION AGREEMENT

                        ---------------------------------

THIS AGREEMENT (the "Agreement") is made on November 13, 1999 BETWEEN:

(1)  Golden Telecom, Inc., a Delaware corporation (the "COMPANY"); and

(2) Capital International Global Emerging Markets Private Equity Fund, L.P., a Delaware limited partnership ("INVESTOR").

WHEREAS:

(A) In connection with this Agreement, Investor proposes to subscribe for, and the Company proposes to issue to Investor, 1,250,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock");

(B) Investor intends to pay $15,000,000 in cash for the Shares purchased from the Company; and

(C) Investor (i) acknowledges that the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and are being offered and sold in reliance on an exemption from registration under the Securities Act and (ii) confirms that it has received a copy of the private placement memorandum, dated November 13, 1999 (the "Private Placement Memorandum"), relating to the Company and Investor's intention to subscribe for the Shares.

IT IS AGREED as follows:

1.   INTERPRETATION

(1)  In this Agreement (including the Recitals):

     "CLOSING" means the sale of the Shares by the Company to Investor pursuant to the provisions of Section 3 of this Agreement;

     "CLOSING DATE" has the meaning given to it in Section 3 of this Agreement;

     "COMMON STOCK" has the meaning given to it in Recital (A);

     "COMPANY" has the meaning given to it in introductory clause (1) of this Agreement;

     "ENCUMBRANCE" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any arrangement, restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership;

     "INVESTOR" has the meaning given to it in introductory clause (2) of this Agreement;

     "PERSON" shall have the meaning given to it in Section 5 of this Agreement;

     "PRIVATE PLACEMENT MEMORANDUM" has the meaning given to it in Recital
     (C);

     "PURCHASE PRICE" means $15,000,000 in cash;

     "SHARES" has the meaning given to it in Recital (A); and

     "SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT" has the meaning given to it in Section 4(2) of this Agreement.

(2)  The headings in this Agreement do not affect its interpretation.

2.   SUBSCRIPTION

     (a) Subject to the terms and conditions of this Agreement and the Private Placement Memorandum, Investor agrees to subscribe for the Shares, and the Company agrees to issue and sell the Shares to Investor.

     (b) The Investor understands that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933 (the "Securities Act") and that the Shares have not been and will not be registered under the Securities Act, except if requested by the Investor in accordance with the Shareholders and Registration Rights Agreement described in Section 4(2) hereof among the Investor, Global TeleSystems Group, Inc. ("GTS") and the Company, and agrees that if in the future the Investor decides to resell, pledge or otherwise transfer such Shares, such Shares may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act (such as that provided by Rule 144 thereunder, if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. The Investor understands that the registrar and transfer agent for the Shares will not be required to accept for registration of transfer any of the Investor's Shares, except upon presentation of evidence satisfactory to the Company and the transfer agent, which may include an opinion of counsel, that the foregoing restrictions on transfer have been complied with. The Investor further understands that any Shares acquired by it will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

3.        CLOSING

(1)       Subject to the satisfaction of all conditions set forth in
          Section 4 below, at 9:00 A.M. (New York time) on December 31, 1999 or at such earlier time and/or date when such conditions precedent have been satisfied (the "CLOSING DATE"):

          (a) the Company shall issue the Shares and shall deliver a certificate, in definitive form and registered in such name(s) and in such denomination(s) as Investor shall request in writing not later than two full business days prior to the Closing, evidencing the Shares for the account(s) of Investor, against payment of the Purchase Price;

          (b) Investor shall pay to the Company the Purchase Price in respect of the Shares in Federal (same day) funds; and

          (c) Subject to subclauses (a) and (b) of this Section (3)(1), the Shares to be issued on such Closing date will be fully paid, and Investor's commitment to subscribe for the Shares will be fully satisfied to the extent that all the Shares are so issued to Investor.

(2) A certificate or certificates for the Shares to be delivered to Investor shall be in definitive form and delivered to Investor at the offices of Fried, Frank, Harris, Shriver & Jacobson, New York, New York for the account of Investor on the date of the Closing in accordance with the instructions delivered in accordance with Section 3(1)(a) above.

(3) Each certificate representing Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Shearman & Sterling and Fried, Frank, Harris, Shriver & Jacobson shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

4.        CONDITIONS PRECEDENT TO THE CLOSING

(1) HSR Clearance. The Company and Investor shall have taken all actions necessary to make the filings required of each of them under the Hart-Scott Rodino Act (the "HSR Act") and clearance from the Federal Trade Commission or the Antitrust Division of the Department of Justice shall have been obtained.

(2) Execution of Shareholders and Registration Rights Agreement. Before or as of the Closing Date, the Company, GTS and the Investor shall have entered into a Shareholders and Registration Rights Agreement substantially in the form of Exhibit A hereto (the "SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT").

(3) Representations and Warranties. Each of the representations and warranties made by the Company and the Investor in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

(4) Opinion of Counsel to the Company and GTS. The Investor shall have received the opinion of Shearman & Sterling, counsel to the Company and GTS, in form and substance reasonably satisfactory to Investor.

(5) Waiver of Right of First Refusal by GTS. GTS shall have waived the right of first refusal it holds pursuant to the Shareholders' Agreement entered into as of October 5, 1999 by and between GTS and the Company to purchase a pro rata portion of any issue of new shares of Common Stock by the Company.

5.       REPRESENTATIONS AND WARRANTIES

(1) The Company represents, warrants and undertakes to Investor as follows:

          (a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and assets and conduct its business materially as described in the Private Placement Memorandum;

          (b) the execution of this Agreement and the Shareholders and Registration Rights Agreement by the Company has been duly authorized by the Company, and this Agreement constitutes, and the Shareholders and Registration Rights Agreement will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms;

          (c) the authorized and issued capital stock of the Company conforms as to legal matters to the description thereof contained in the Private Placement Memorandum;

          (d) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

          (e)  the Shares have been duly authorized by the Company;

          (f) the Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the laws and regulations of the State of Delaware, fully paid and non-assessable and free from all Encumbrances and other third party rights;

          (g) all consents, approvals, orders, registrations and filings or other action required to be obtained by the Company for the execution and delivery of this Agreement and the offering and sale of the Shares as contemplated by the Private Placement Memorandum and the performance of the terms of this Agreement by the Company, have been obtained or made and are in full force and effect; no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the securities or "blue sky" laws of the various states) is necessary or required for the performance by the Company of its obligations hereunder;

          (h) the Shares conform in all material respects to the statements relating thereto contained in the Private Placement Memorandum;

          (i) subject to the accuracy of the Investor's representations and covenants contained herein, it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated in the Agreement and the Private Placing Memorandum to register the Shares under the Securities Act;

          (j) as of its date and as of the Closing date, the Private Placement Memorandum does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (k) the audited financial statements appearing in the Private Placement Memorandum were prepared in accordance with the requirements of law and with generally accepted accounting principles of the United States consistently applied and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

          (l) The execution and delivery by the Company of this Agreement and of the Shareholders and Registration Rights Agreement, its consummation of the transactions contemplated thereby, and its compliance with the provisions thereof, will not (i) violate or conflict with the Company's Articles of Incorporation or By-laws, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any agreement, lease, security agreement, licence, permit, or instrument to which the Company is a party, or to which it or any of its assets is subject, (iii) result in the imposition of any Encumbrance on any asset of the Company, (iv) violate or conflict with any laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private) (collectively, "PERSON"), except for those that have been obtained or made.

(2) Investor represents, warrants and undertakes to the Company as follows:

          (a) the Investor has been duly organized and is validly existing as a Delaware limited partnership in good standing under the laws of Delaware with full power and authority to subscribe for the Shares as contemplated by this Agreement;

          (b) the execution of this Agreement by Investor has been duly authorized by Investor, and this Agreement constitutes a legal, valid and binding obligation of Investor;

          (c) the Investor is acquiring the Shares for its own account and without a view to the public distribution of the Shares or any interest therein;

          (d) the Investor understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares, or possession or distribution of the Private Placement Memorandum or any other offering or publicity material relating to the Shares, in any country or jurisdiction where action for that purpose is required, other than as contemplated by the Shareholders and Registration Rights Agreement;

          (e) the Investor will comply with all applicable laws and regulations in each jurisdiction in which it acquires Shares or has in its possession the Private Placement Memorandum or any such other material, in all cases at its own expense;

          (f) in connection with the private placement of Shares contemplated by this Agreement, the Investor has not solicited offers for, or offered, the Shares by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) including, without limitation, by any form of electronic media;

          (g) the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing Shares; and

          (h) the Investor has received a copy of the Private Placement Memorandum relating to the offering of the Shares and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as it deems necessary in connection with its decision to purchase the Shares.

6.        UNDERTAKINGS

(1) For a period of 180 days after the Closing Date, the Investor will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Deutsche Bank AG London, which consent shall not be unreasonably withheld.

(2) Except as set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the expenses incurred in connection with all actions necessary to make the filings required of the Company and the Investor under the Hart-Scott Rodino Act, as well as any filing fee relating thereto, shall be paid by the Company.

7.        REPRESENTATIONS TO SURVIVE DELIVERY

          All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect for one year after the date of this Agreement, regardless of any investigation made by or on behalf of the Investor, and shall survive delivery of the Shares for such period.

8.        NOTICES

          All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received,

          IN THE CASE OF THE COMPANY:

          Golden Telecom, Inc.
          12, Krasnokazarmennaya
          Moscow, Russia  111250

          Facsimile:   +7 (095) 797-9331
          Attention:   General Counsel

          WITH A COPY TO:

          Global TeleSystems Group, Inc.
          4121 Wilson Boulevard
          8th Floor
          Arlington, VA 22203

          Facsimile:   +1 (703) 236-3101
          Attention:   General Counsel

          IN THE CASE OF INVESTOR:

          Capital International Global Emerging Markets Private Equity
          Fund, LP
          135 South State College Boulevard
          Brea, CA 90071-1447

          Facsmile: +1 (714) 671-7080
          Attention: Jim Brown

          WITH A COPY TO:

          Capital International Limited
          25 Bedford Street
          London
          WC2E 9HN

          Facsmile:    +44 (171) 864-5768
          Attention:   Ida Levine

          and a copy to:

          Capital Research International Limited
          25 Bedford Street
          London
          WC2E 9HN

          Facsmile:    +44 (171) 864-5814
          Attention:   Ashley Dunster

          Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of despatch.

8.        COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

9.        GOVERNING LAW

          THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL LIE EXCLUSIVELY IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, NEW YORK. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN ANY SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

     IN WITNESS of which this Agreement has been executed on the date written above.


GOLDEN TELECOM, INC.




By: /s/ Jeff Kiddell
   ---------------------------------
   Name:  Jeff Kiddell
   Title: Senior Vice President,
          General Counsel &
          Corporate Secretary



CAPITAL INTERNATIONAL GLOBAL EMERGING
MARKETS PRIVATE EQUITY FUND, L.P.
By:    Capital International Inc.,
       General Partner




By: /s/ Ashley Dunster
   ---------------------------------
   Name:  Ashley Dunster
   Title: Vice President

                                                                EXHIBIT A

                   FORM OF SHAREHOLDERS AND REGISTRATION
                              RIGHTS AGREEMENT